UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On March 31, 2006, the Compensation Committee of the Board of Directors of SIRVA, Inc. (“SIRVA”) authorized an aggregate of approximately $3.8 million in discretionary bonus payments under the SIRVA, Inc. Management Incentive Plan (the “MIP”). Of this amount, $1,070,665 was paid to SIRVA’s senior executive officers. These payments included $325,000 to Mr. Brian P. Kelly, SIRVA’s President and Chief Executive Officer, which represented 50% of his target annual incentive opportunity under the MIP. Payments to other executive officers consisted of: $135,000 to Mr. Michael B. McMahon, SIRVA’s President, Moving Services North America; $116,000 to Mr. Robert J. Rosing, SIRVA’s President, Global Relocation Operations; $110,000 to Mr. Todd W. Schorr, SIRVA’s Senior Vice President, Human Resources; $105,000 to Ms. Michelle M. Guswiler, SIRVA’s Senior Vice President, Global Product and Supplier Management; $89,540 to Mr. Timothy P. Callahan, SIRVA’s Senior Vice President, Global Sales; $88,125 to Mr. John M. Dupuy, SIRVA’s Senior Vice President, Corporate Initiatives; $55,000 to Mr. James J. Bresingham, SIRVA’s Executive Vice President-Chief Accounting Officer; and $47,000 to Mr. Douglas V. Gathany, SIRVA’s Vice President, Treasurer.

Nondiscretionary funding of the MIP for 2005 did not occur because SIRVA failed to meet the MIP’s threshold financial performance levels. This shortfall was due to a number of operational issues, as well as the disruption caused by the independent and internal reviews conducted by, respectively, SIRVA’s Audit Committee and management, both of which involved the assistance of outside legal and financial advisors. These matters are more fully described in SIRVA’s annual report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”). As described in the Form 10-K, SIRVA’s management both conducted and participated in a comprehensive review and evaluation of SIRVA’s financial and accounting practices. This review placed significant additional demands on SIRVA’s management and key employees.

Despite the distractions created by the independent and internal reviews, SIRVA’s staff was successful in establishing new customer relationships, as well as retaining SIRVA personnel. In recognition of these individual achievements, the Compensation Committee exercised its discretion under the MIP to authorize bonus payments to certain employees and members of SIRVA’s management. Given the extraordinary efforts exerted by employees and the importance of the independent and internal reviews, the Compensation Committee believed that the discretionary bonus payments were consistent with the MIP’s purpose, which among other things, includes attracting, retaining, motivating, and rewarding executive officers and key employees by providing such individuals with an opportunity to earn compensation based on their contributions to SIRVA.

Item 8.01                                             Other Events.

On March 30, 2006, SIRVA completed the sale (the “Sale”) of its Business Services Division in the United Kingdom and Ireland, including its UK Records Management business, GB Nationwide Crate Hire business and the Irish Security Archives unit, to Crown Worldwide Holdings Ltd., resulting in proceeds of approximately $87 million. SIRVA intends to use the proceeds of the Sale, net of taxes and related expenses, to repay certain of its outstanding indebtedness and for other corporate purposes. In recognition of the efforts of Mr. Kevin D. Pickford, SIRVA’s President and Managing Director, Europe, in assisting with the successful completion of the Sale, SIRVA will pay Mr. Pickford a success bonus of £50,000. A copy of SIRVA’s press release, dated March 30, 2006, which announced the completion of the Sale, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                Shell Company Transactions.

Not applicable.

(d)                               Exhibits

99.1	Press Release dated March 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: April 6, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release dated March 30, 2006.